             Exhibit 24
  LIMITED POWER OF ATTORNEY FOR
              SECTION 16 REPORTING OBLIGATIONS
              The undersigned, as a Section 16 reporting person of Kinnate
Biopharma Inc. (the "Company"), hereby constitutes and appoints Nima Farzan,
Mark Meltz, James Reilly, and Lance Brady as the true and lawful attorneys-in-fact of the undersigned to:
             1. complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange
Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the ownership, acquisition or disposition of securities of the Company by the undersigned; and
             2. do all acts necessary in order to file such forms with the
Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate.
             The undersigned hereby ratifies and confirms all that said attorneys in-fact and agent shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the
Company assuming, any of the responsibilities of the undersigned to comply with
Section 16 of the Securities Exchange Act of 1934 (as amended).
             This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the holdings of and transactions in securities issued by the Company of the undersigned, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.
             IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of the date set forth below.

             By: /s/ Jill DeSimone
             Name: Jill DeSimone
             Date: February 6, 2023